FOR IMMEDIATE RELEASE

Ciena Reports Fiscal Second Quarter 2020 Financial Results

HANOVER, Md. - June 4, 2020 - Ciena® Corporation (NYSE: CIEN), a networking systems, services and software company, today announced unaudited financial results for its fiscal second quarter ended May 2, 2020.

•	Q2 Revenue: $894.1 million, increasing 3.4% year over year

•	Q2 Net Income per Share: $0.59 GAAP; $0.76 adjusted (non-GAAP)

•	Share Repurchases: Prior to suspending repurchases during the quarter, we repurchased approximately 0.6 million shares of common stock for an aggregate price of $23.8 million

"In this uncertain environment, we delivered industry leading financial performance during our second quarter, including strong revenue and outstanding profitability," said Gary Smith, President and CEO, Ciena. "Our strategy, centered around innovation, diversification and global scale, has resulted in a resilient business capable of navigating challenging times and delivering strong shareholder value over the long-term."

For the fiscal second quarter 2020, Ciena reported revenue of $894.1 million as compared to $865.0 million for the fiscal second quarter 2019.

Ciena's GAAP net income for the fiscal second quarter 2020 was $91.7 million, or $0.59 per diluted common share, which compares to a GAAP net income of $52.7 million, or $0.33 per diluted common share, for the fiscal second quarter 2019.

Ciena's adjusted (non-GAAP) net income for the fiscal second quarter 2020 was $117.4 million, or $0.76 per diluted common share, which compares to an adjusted (non-GAAP) net income of $76.2 million, or $0.48 per diluted common share, for the fiscal second quarter 2019.

Fiscal Second Quarter 2020 Performance Summary
The tables below (in millions, except percentage data) provide comparisons of certain quarterly results to the prior year. Appendices A and B set forth reconciliations between the GAAP and adjusted (non-GAAP) measures contained in this release.

	GAAP Results
	Q2	Q2
	FY 2020	FY 2019	Y-T-Y*
Revenue	$894.1	$865.0	3.4%
Gross margin	46.2%	43.3%	2.9%
Operating expense	$285.8	$294.4	(2.9)%
Operating margin	14.3%	9.3%	5.0%

	Non-GAAP Results
	Q2	Q2
	FY 2020	FY 2019	Y-T-Y*
Revenue	$894.1	$865.0	3.4%
Adj. gross margin	46.9%	43.9%	3.0%
Adj. operating expense	$258.7	$269.7	(4.1)%
Adj. operating margin	17.9%	12.7%	5.2%
Adj. EBITDA	$183.0	$131.4	39.3%
* Denotes % change, or in the case of margin, absolute change

	Revenue by Segment
	Q2 FY 2020		Q2 FY 2019
	Revenue	%**	Revenue	%**
Networking Platforms
Converged Packet Optical	$654.3	73.2	$623.9	72.1
Packet Networking	64.2	7.2	73.1	8.5
Total Networking Platforms	718.5	80.4	697.0	80.6

Platform Software and Services	45.0	5.0	35.2	4.0

Blue Planet Automation Software and Services	15.0	1.7	12.5	1.4

Global Services
Maintenance Support and Training	71.5	8.0	68.8	8.0
Installation and Deployment	34.2	3.8	41.3	4.8
Consulting and Network Design	9.9	1.1	10.2	1.2
Total Global Services	115.6	12.9	120.3	14.0

Total	$894.1	100.0	$865.0	100.0

** Denotes % of total revenue
Additional Performance Metrics for Fiscal Second Quarter 2020

	Revenue by Geographic Region
	Q2 FY 2020		Q2 FY 2019
	Revenue	% **	Revenue	% **
Americas	$650.4	72.7	$615.5	71.1
Europe, Middle East and Africa	141.4	15.8	115.0	13.3
Asia Pacific	102.3	11.5	134.5	15.6
Total	$894.1	100.0	$865.0	100.0
** Denotes % of total revenue

•	One 10%-plus customer represented a total of 12% of revenue

•	Cash and investments totaled $988.5 million

•	Cash flow from operations totaled $91.2 million

•	Average days' sales outstanding (DSOs) were 79

•	Accounts receivable balance was $694.0 million

•	Unbilled contract asset balance was $87.7 million

•	Inventories totaled $325.8 million, including:

◦	Raw materials: $106.2 million

◦	Work in process: $11.5 million

◦	Finished goods: $194.5 million

◦	Deferred cost of sales: $56.9 million

◦	Reserve for excess and obsolescence: $(43.3) million

•	Product inventory turns were 5.0

•	Headcount totaled 6,684

Supplemental Materials and Live Web Broadcast of Unaudited Fiscal Second Quarter 2020 Results
Today, Thursday, June 4, 2020, in conjunction with this announcement, Ciena has posted to the Quarterly Results page of the Investor Relations section of its website an accompanying investor presentation for its unaudited fiscal second quarter 2020 results.

Ciena's management will also host a discussion today with investors and financial analysts that will include the Company's outlook. The live audio web broadcast beginning at 8:30 a.m. Eastern will be accessible via www.ciena.com. An archived replay of the live broadcast will be available shortly following its conclusion on the Investor Relations page of Ciena's website.

Notes to Investors

Forward-Looking Statements. You are encouraged to review the Investors section of our website, where we routinely post press releases, SEC filings, recent news, financial results, supplemental financial information, and other announcements. From time to time we exclusively post material information to this website along with other disclosure channels that we use. This press release contains certain forward-looking statements that involve risks and uncertainties. These statements are based on current expectations, forecasts, assumptions and other information available to the Company as of the date hereof. Forward-looking statements include statements regarding Ciena's expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," "will," and "would" or similar words. Forward-looking statements in this release include: "In this uncertain environment, we delivered industry leading financial performance during our second quarter, including strong revenue and outstanding profitability. Our strategy, centered around innovation, diversification and global scale, has resulted in a resilient business capable of navigating challenging times and delivering strong shareholder value over the long-term.”

Ciena's actual results, performance or events may differ materially from these forward-looking statements made or implied due to a number of risks and uncertainties relating to Ciena's business, including: the effect of broader economic and market conditions on our customers and their business; our ability to execute our business and growth strategies; the duration and severity of the COVID-19 pandemic and the impact of countermeasures taken to mitigate its spread on macroeconomic conditions, economic activity, demand for our technology solutions, short- and long-term changes in customer or end user needs, continuity of supply chain, our business operations, liquidity and financial results; changes in network spending or network strategy by customers; seasonality and the timing and size of customer orders, including our ability to recognize revenue relating to such sales; the level of competitive pressure we encounter; the product, customer and geographic mix of sales within the period; supply chain disruptions and the level of success relating to efforts to optimize Ciena's operations; changes in foreign currency exchange rates affecting revenue and operating expense; factors beyond our control such as natural disasters, acts of war or terrorism, and public health emergencies, including the COVID-19 pandemic; the impact of the Tax Cuts and Jobs Act; changes in tax or trade regulations, including the imposition of tariffs, duties or efforts to withdraw from or materially modify international trade agreements; changes in estimates of prospective income tax rates and any adjustments to Ciena's provisional estimates whether related to further guidance, analysis or otherwise; and the other risk factors disclosed in its Annual Report on Form 10-K filed with the SEC on December 20, 2019 and included in its Quarterly Report on Form 10-Q for the current quarter. Ciena assumes no obligation to update any forward-looking information included in this press release.

Non-GAAP Presentation of Quarterly and Annual Results. This release includes non-GAAP measures of Ciena's gross profit, operating expense, income from operations, earnings before interest, tax, depreciation and amortization (EBITDA), Adjusted EBITDA, and measures of net income and net income per share. In evaluating the operating performance of Ciena's business, management excludes certain charges and credits that are required by GAAP. These items share one or more of the following characteristics: they are unusual and Ciena does not expect them to recur in the ordinary course of its business; they do not involve the expenditure of cash; they are unrelated to the ongoing operation of the business in the ordinary course; or their magnitude and timing is largely outside of Ciena's control. Management believes that the non-GAAP measures below provide management and investors useful information and meaningful insight to the operating performance of the business. The presentation of these non-GAAP financial measures should be considered in addition to Ciena's GAAP results and these measures are not intended to be a substitute for the financial information prepared and presented in accordance with GAAP. Ciena's non-GAAP measures and the related adjustments may differ from non-GAAP measures used by other companies and should only be used to evaluate Ciena's results of operations in conjunction with our corresponding GAAP results. To the extent not previously disclosed in a prior Ciena financial results press release, Appendices A and B to this press release set forth a complete GAAP to non-GAAP reconciliation of the non-GAAP measures contained in this release.

About Ciena. Ciena (NYSE: CIEN) is a networking systems, services and software company. We provide solutions that help our customers create the Adaptive Network™ in response to the constantly changing demands of their users. By delivering best-in-class networking technology through high-touch consultative relationships, we build the world’s most agile networks with automation, openness and scale. For updates on Ciena, follow us on Twitter @Ciena, LinkedIn, the Ciena Insights blog, or visit www.ciena.com.

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Quarter Ended		Six Months Ended
	May 2,	May 4,	May 2,	May 4,
	2020	2019	2020	2019
Revenue:
Products	$739,892	$710,688	$1,427,107	$1,353,220
Services	154,161	154,323	299,858	290,318
Total revenue	894,053	865,011	1,726,965	1,643,538
Cost of goods sold:
Products	405,138	411,050	794,151	791,492
Services	75,589	79,284	148,953	154,028
Total cost of goods sold	480,727	490,334	943,104	945,520
Gross profit	413,326	374,677	783,861	698,018
Operating expenses:
Research and development	131,530	137,969	262,430	266,602
Selling and marketing	101,214	103,502	208,280	201,615
General and administrative	42,030	42,154	84,498	81,397
Amortization of intangible assets	5,839	5,529	11,692	11,057
Significant asset impairments and restructuring costs	3,811	4,068	8,283	6,341
Acquisition and integration costs	1,414	1,135	3,233	2,743
Total operating expenses	285,838	294,357	578,416	569,755
Income from operations	127,488	80,320	205,445	128,263
Interest and other income (loss), net	(2,665)	(244)	981	4,009
Interest expense	(7,860)	(9,471)	(16,675)	(18,912)
Loss on extinguishment and modification of debt	—	—	(646)	—
Income before income taxes	116,963	70,605	189,105	113,360
Provision for income taxes	25,308	17,867	35,122	27,006
Net income	$91,655	$52,738	$153,983	$86,354

Net Income per Common Share
Basic net income per common share	$0.60	$0.34	$1.00	$0.55
Diluted net income per potential common share	$0.59	$0.33	$0.99	$0.55

Weighted average basic common shares outstanding	153,858	156,170	154,099	156,244
Weighted average dilutive potential common shares outstanding [1]	155,141	158,289	155,443	158,211

1. Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the second quarter of fiscal 2020 includes 1.3 million shares underlying certain stock option and stock unit awards.
Weighted average dilutive potential common shares outstanding used in calculating GAAP diluted net income per common share for the first second quarter of fiscal 2019 includes 2.1 million shares underlying certain stock option and stock unit awards.

CIENA CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except share data)
(unaudited)

	May 2, 2020	November 2, 2019
ASSETS
Current assets:
Cash and cash equivalents	$887,732	$904,045
Short-term investments	100,742	109,940
Accounts receivable, net	693,963	724,854
Inventories	325,753	345,049
Prepaid expenses and other	332,021	297,914
Total current assets	2,340,211	2,381,802
Long-term investments	—	10,014
Equipment, building, furniture and fixtures, net	260,867	286,884
Operating lease right-of-use assets	47,864	—
Goodwill	310,269	297,937
Other intangible assets, net	115,536	112,781
Deferred tax asset, net	689,416	714,942
Other long-term assets	92,599	88,986
Total assets	$3,856,762	$3,893,346
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$292,164	$344,819
Accrued liabilities and other short-term obligations	288,773	382,740
Deferred revenue	107,023	111,381
Operating lease liabilities	18,096	—
Current portion of long-term debt	6,930	7,000
Total current liabilities	712,986	845,940
Long-term deferred revenue	42,894	45,492
Other long-term obligations	129,850	148,747
Long-term operating lease liabilities	51,100	—
Long-term debt, net	679,356	680,406
Total liabilities	$1,616,186	$1,720,585
Stockholders’ equity:
Preferred stock – par value $0.01; 20,000,000 shares authorized; zero shares issued and outstanding	—	—
Common stock – par value $0.01; 290,000,000 shares authorized; 153,641,565 and 154,403,850 shares issued and outstanding	1,536	1,544
Additional paid-in capital	6,790,856	6,837,714
Accumulated other comprehensive loss	(61,386)	(22,084)
Accumulated deficit	(4,490,430)	(4,644,413)
Total stockholders’ equity	2,240,576	2,172,761
Total liabilities and stockholders’ equity	$3,856,762	$3,893,346

CIENA CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands) (unaudited)

	Six Months Ended
	May 2,	May 4,
	2020	2019
Cash flows provided by operating activities:
Net income	$153,983	$86,354
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	48,381	42,995
Share-based compensation costs	33,579	29,362
Amortization of intangible assets	19,361	17,778
Deferred taxes	25,420	18,293
Provision for inventory excess and obsolescence	12,640	10,245
Provision for warranty	13,793	9,276
Other	16,190	(2,259)
Changes in assets and liabilities:
Accounts receivable	15,865	43,174
Inventories	5,618	(109,554)
Prepaid expenses and other	(54,839)	(33,241)
Operating lease right-of-use assets	8,642	—
Accounts payable, accruals and other obligations	(151,713)	(26,971)
Deferred revenue	(5,679)	4,560
Short and long-term operating lease liabilities	(10,311)	—
Net cash provided by operating activities	130,930	90,012
Cash flows provided by (used in) investing activities:
Payments for equipment, furniture, fixtures and intellectual property	(45,458)	(35,289)
Purchase of available for sale securities	(40,894)	(97,897)
Proceeds from maturities of available for sale securities	60,000	90,000
Proceeds from sales of available for sale securities	—	98,263
Settlement of foreign currency forward contracts, net	(3,836)	(2,741)
Acquisition of business, net of cash acquired	(28,300)	—
Purchase of equity investment	—	(2,667)
Net cash provided by (used in) investing activities	(58,488)	49,669
Cash flows used in financing activities:
Payment of long term debt	(1,733)	(3,500)
Payment of debt issuance costs	(382)	—
Payment of finance lease obligations	(1,381)	(1,679)
Payment for debt conversion liability	—	(111,268)
Shares repurchased for tax withholdings on vesting of restricted stock units	(18,200)	(15,865)
Repurchases of common stock - repurchase program	(74,535)	(65,103)
Proceeds from issuance of common stock	12,290	11,235
Net cash used in financing activities	(83,941)	(186,180)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(4,876)	224
Net decrease in cash, cash equivalents and restricted cash	(16,375)	(46,275)
Cash, cash equivalents and restricted cash at beginning of period	904,161	745,423
Cash, cash equivalents and restricted cash at end of period	$887,786	$699,148
Supplemental disclosure of cash flow information
Cash paid during the period for interest	$17,590	$19,978
Cash paid during the period for income taxes, net	$22,011	$9,258
Operating lease payments	$11,409	$—
Non-cash investing and financing activities
Purchase of equipment in accounts payable	$4,480	$2,793
Repurchase of common stock in accrued liabilities from repurchase program	$—	$1,441
Conversion of debt conversion liability into 1,585,140 shares of common stock	$—	$52,944
Operating lease right-of-use assets subject to lease liability	$4,887	$—

APPENDIX A - Reconciliation of Adjusted (Non- GAAP) Quarterly Measures (unaudited)

	Quarter Ended
	May 2,	May 4,
	2020	2019
Gross Profit Reconciliation (GAAP/non-GAAP)
GAAP gross profit	$413,326	$374,677
Share-based compensation-products	827	702
Share-based compensation-services	1,036	907
Amortization of intangible assets	3,835	3,303
Total adjustments related to gross profit	5,698	4,912
Adjusted (non-GAAP) gross profit	$419,024	$379,589
Adjusted (non-GAAP) gross profit percentage	46.9%	43.9%

Operating Expense Reconciliation (GAAP/non-GAAP)
GAAP operating expense	$285,838	$294,357
Share-based compensation-research and development	4,822	4,083
Share-based compensation-sales and marketing	5,264	4,346
Share-based compensation-general and administrative	5,975	5,491
Amortization of intangible assets	5,839	5,529
Significant asset impairments and restructuring costs	3,811	4,068
Acquisition and integration costs	1,414	1,135
Total adjustments related to operating expense	27,125	24,652
Adjusted (non-GAAP) operating expense	$258,713	$269,705

Income from Operations Reconciliation (GAAP/non-GAAP)
GAAP income from operations	$127,488	$80,320
Total adjustments related to gross profit	5,698	4,912
Total adjustments related to operating expense	27,125	24,652
Total adjustments related to income from operations	32,823	29,564
Adjusted (non-GAAP) income from operations	$160,311	$109,884
Adjusted (non-GAAP) operating margin percentage	17.9%	12.7%

Net Income Reconciliation (GAAP/non-GAAP)
GAAP net income	$91,655	$52,738
Exclude GAAP provision for income taxes	25,308	17,867
Income before income taxes	116,963	70,605
Total adjustments related to income from operations	32,823	29,564
Adjusted income before income taxes	149,786	100,169
Non-GAAP tax provision on adjusted income before income taxes	32,354	23,940
Adjusted (non-GAAP) net income	$117,432	$76,229

Weighted average basic common shares outstanding	153,858	156,170
Weighted average dilutive potential common shares outstanding [1]	155,141	158,289

Net Income per Common Share
GAAP diluted net income per common share	$0.59	$0.33
Adjusted (non-GAAP) diluted net income per common share	$0.76	$0.48

1.
Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2020 includes 1.3 million shares underlying certain stock option and stock unit awards.

Weighted average dilutive potential common shares outstanding used in calculating Adjusted (non-GAAP) diluted net income per common share for the second quarter of fiscal 2019 includes 2.1 million shares underlying certain stock option and restricted stock unit awards.

APPENDIX B - Calculation of EBITDA and Adjusted EBITDA (unaudited)

	Quarter Ended
	May 2,	May 4,
	2020	2019
Earnings Before Interest, Tax, Depreciation and Amortization (EBITDA)
Net income (GAAP)	$91,655	$52,738
Add: Interest expense	7,860	9,471
Less: Interest and other income, net	(2,665)	(244)
Add: Provision for income taxes	25,308	17,867
Add: Depreciation of equipment, building, furniture and fixtures, and amortization of leasehold improvements	22,599	21,482
Add: Amortization of intangible assets	9,674	8,832
EBITDA	$159,761	$110,634
Add: Share-based compensation cost	17,977	15,607
Add: Significant asset impairments and restructuring costs	3,811	4,068
Add: Acquisition and integration costs	1,414	1,135
Adjusted EBITDA	$182,963	$131,444

* * *
The adjusted (non-GAAP) measures above and their reconciliation to Ciena's GAAP results for the periods presented reflect adjustments relating to the following items:

•	Share-based compensation - a non-cash expense incurred in accordance with share-based compensation accounting guidance.

•
Amortization of intangible assets - a non-cash expense arising from the acquisition of intangible assets, principally developed technologies and customer-related intangibles, that Ciena is required to amortize over its expected useful life.

•	Significant asset impairments and restructuring costs - costs incurred as a result of restructuring activities taken to align resources with perceived market opportunities.

•
Acquisition and integration costs - consist of financial, legal and accounting advisors' costs and severance and other employment-related costs related to Ciena's acquisition of Centina in the first quarter of fiscal 2020 and costs associated with a three-year earn-out arrangement related to the deal consideration for Ciena's DonRiver acquisition in fiscal 2018. Ciena does not believe that these costs are reflective of its ongoing operating expense following its completion of these integration activities.

•
Non-GAAP tax provision - consists of current and deferred income tax expense commensurate with the level of adjusted income before income taxes and utilizes a current, blended U.S. and foreign statutory annual tax rate of 21.6% for the second fiscal quarter of 2020 and 23.9% for the second fiscal quarter of 2019. This rate may be subject to change in the future, including as a result of changes in tax policy or tax strategy.